EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3 No. 333-82626) and related Prospectus of Insignia Systems, Inc., for the registration of 1,101,732 shares of its Common Stock and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the financial statements and financial statement schedule of Insignia Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


MINNEAPOLIS, MINNESOTA                                     /S/ ERNST & YOUNG LLP
MARCH 7, 2003



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